Exhibit 99.1

SNAP INTERACTIVE REPORTS
RESULTS FOR THE QUARTER ENDED MARCH 31, 2013

NEW YORK, NY, May 1, 2013 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our,” or “us”) (OTCBB: STVI), a leading social dating developer, today announced financial results for the quarter ended March 31, 2013.

•	Total revenues decreased 40% to $3.5 million for the first quarter of 2013 compared to $5.7 million for the comparable period in 2012;
•	Monthly bookings increased in both February and March 2013 from a low point in January 2013;
•	Monthly bookings for March 2013 increased 22% from January 2013;
•	Quarterly bookings decreased 49% to $3.0 million for the first quarter of 2013 compared to $5.9 million for the comparable period in 2012;
•	Deferred revenue decreased 40% to $2.1 million at March 31, 2013 compared to $3.4 million at March 31, 2012;
•
Net loss was $0.3 million, or $0.01 per basic and diluted common share for the first quarter of 2013, compared with a net loss of $3.0 million, or $0.08 per basic and diluted common share, for the comparable period in 2012; and

•	SNAP’s balance sheet position continues to be strong, with $4.5 million of available sources of liquidity (including cash and cash equivalents and restricted cash) at March 31, 2013.

“Our results for the first quarter of 2013 reflect a significant decrease in advertising and marketing spend from the comparable period in 2012, which primarily affects new user acquisition. We began to decrease our user acquisition costs during the second quarter of 2012 as we focused on redesigning and re-launching our AYI product. While total revenues for the first quarter of 2013 were down 12% from the fourth quarter of 2012 and bookings for the first quarter of 2013 were down only 5% from the fourth quarter of 2012, monthly bookings are the highest since October 2012. As shown by the financial highlights included in this release, bookings have increased since we have begun to increase advertising and marketing spend behind the redesigned AYI product. We launched significant new social features during the first quarter of 2013 that are designed to integrate a user’s interests and social graphs into the online dating experience. We are excited about how the product has performed during the first quarter of 2013 and we look forward to growing the AYI brand during 2013,” said Jon D. Pedersen, Sr., SNAP’s Chief Financial Officer.

Financial Highlights
	Three Months Ended
	March 31,
GAAP Results	2013	2012	Change
Total revenues	$3,469,560	$5,745,452	(40)%

Deferred revenue (at period end)	$2,067,853	$3,430,078	(40)%

Net loss	$(283,889)	$(2,995,636)	(91)%

Net cash used in operating activities	$(971,845)	$(1,559,907)	(38)%

Non-GAAP Results
Bookings	$2,971,515	$5,877,710	(49)%

Overall liquidity (at period end)	$4,469,497	$7,426,901	(40)%

“During 2012, we made a strategic decision to focus on investing in new hires and talent to support the long-term growth of the new AYI, and we purposely limited marketing spend as we went through the transitional period,” said SNAP’s President and Chief Executive Officer Clifford Lerner. “While we began to increase our marketing spend again during the first quarter of 2013, overall spend continued to be substantially lower compared to the comparable period in 2012, resulting in declines in revenues, bookings and subscribers. Although a correlation exists between revenue and advertising spend, our revenue for the first quarter of 2013 declined only 40% while our marketing and advertising expense declined 75% versus the comparable period in 2012.  This result highlights the fact that we are getting better results from our marketing spend because AYI is having more success converting users into paid subscribers.”

“We have also taken other steps to improve our internal analytics and user engagement.” Lerner continued, “We completed several new initiatives during the first quarter, including a deeper integration of Splunk software to enable more real-time and granular analytics around user engagement and conversion. In addition, we made a number of organizational changes that enabled us to focus on improving specific user engagement metrics and prepared us for future growth. The full impact of these changes was only partially realized during the first quarter of 2013 but is expected to have a positive impact throughout the remainder of the year. Although the ability to acquire traffic through existing channels is challenging, we are excited about our unique feature set, our scale on Facebook Platform, and the user reaction to our social feature set.”

Conference Call

The Company has scheduled a conference call on Wednesday, May 1, 2013 at 4:30 p.m. Eastern time to discuss its financial results for the quarter ended March 31, 2013.

The conference call will be accessible by telephone at 800-857-5233, passcode: SNAP and presentation materials will be available at http://investors.snap-interactive.com/presentations shortly before the conference call.

A replay of this conference call will be available on the Company’s website under the Investor Presentation tab within 24 hours after completion of the call and will remain available for sixty days.

About Snap Interactive, Inc.

Snap Interactive, Inc. develops, owns and operates a social dating application for social networking websites and mobile platforms.  SNAP's flagship brand, AYI is one of the largest social dating applications on the Internet with millions of monthly active users on the Facebook platform, and offers a completely integrated Facebook, iPhone, Android and Web application. With 51% of singles reporting 'bad' experiences when meeting people online, AYI's mission is to improve the experience of meeting new people by integrating a user's friends and interests to enable more meaningful connections. For more information, please visit http://www.snap-interactive.com/, its blog at http://devblog.snap-interactive.com, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook, Inc. iPhone® is a registered trademark of Apple Inc. AYI® is a registered trademark of Snap Interactive, Inc.

PR Contact:
Kayla Inserra
Kayla@specopscomm.com
919-601-2247

IR Contact:
Denise Garcia
IR@snap-interactive.com

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” under Securities and Exchange Commission rules: bookings and overall liquidity. These measures may be different from non-GAAP financial measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, see “Reconciliation of GAAP to non-GAAP Results” included in this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: general economic, industry and market sector conditions; the Company’s future growth and the ability to obtain additional financing to implement the Company’s growth strategy; the ability to effectively manage the Company’s growth; the ability to anticipate and respond to changing consumer trends and preferences; reliance on a very limited number of third party platforms to run the Company’s applications and the ability of third party platforms to take action against these applications; the intense competition in the online dating marketplace; the ability to establish and maintain brand recognition; the ability to develop and support successful applications for mobile platforms; the success of the redesigned AYI brand and product; the success of new features on AYI; the effect of new features and branding on user engagement and conversion; and circumstances that could disrupt the functioning of the Company’s applications and websites.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$4,364,286	$5,357,596
Restricted cash	105,211	105,000
Credit card holdback receivable	243,926	287,293
Accounts receivable, net of allowances and reserves of $36,895 and $36,129, respectively	307,310	320,019
Prepaid expense and other current assets	278,501	204,824
Total current assets	5,299,234	6,274,732
Fixed assets and intangible assets, net	626,812	548,549
Notes receivable	166,885	165,716
Total assets	$6,092,931	$6,988,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,294,281	$799,183
Accrued expenses and other current liabilities	395,423	240,049
Deferred revenue	2,067,853	2,524,229
Total current liabilities	3,757,557	3,563,461
Long term deferred rent	39,277	48,340
Warrant liability	515,350	1,616,325
Commitments
Total liabilities	4,312,184	5,228,126
Stockholders' equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding	-	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 44,257,826 and 44,007,826 shares issued, respectively, and 38,932,826 and 38,832,826 shares outstanding, respectively	38,933	38,833
Additional paid-in capital	9,741,087	9,437,422
Accumulated deficit	(7,999,273)	(7,715,384)
Total stockholders' equity	1,780,747	1,760,871
Total liabilities and stockholders' equity	$6,092,931	$6,988,997

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
 (Unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Revenues:
Subscription revenue	$3,427,891	$5,586,038
Advertising revenue	41,669	159,414
Total revenues	3,469,560	5,745,452
Costs and expenses:
Programming, hosting and technology	1,447,487	1,156,328
Compensation	863,792	652,140
Professional fees	267,104	148,317
Advertising and marketing	1,131,680	4,520,241
General and administrative	1,146,026	984,220
Total costs and expenses	4,856,089	7,461,246
Loss from operations:	(1,386,529)	(1,715,794)
Interest income, net	1,665	8,533
Mark-to-market adjustment on warrant liability	1,100,975	(1,288,375)
Net loss before income taxes:	(283,889)	(2,995,636)
Provision for income taxes	-	-
Net loss	$(283,889)	$(2,995,636)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.08)

Weighted average number of common shares used in calculating net loss per common share:
Basic and diluted	38,908,382	38,580,261

SNAP INTERACTIVE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(283,889)	$(2,995,636)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,033	32,740
Amortization of investment premium	-	3,212
Stock-based compensation expense	203,765	285,283
Mark-to-market adjustment on warrant liability	(1,100,975)	1,288,375
Loss on disposal of fixed assets	-	-
Changes in operating assets and liabilities:
Restricted cash	(211)	(105,000)
Credit card holdback receivable	43,367	(14,642)
Accounts receivable	12,709	(607,861)
Accrued interest paid	-	-
Prepaid expense and other current assets	(73,677)	(83,716)
Security deposit	-	19,520
Accounts payable and accrued expenses and other current liabilities	648,702	331,713
Deferred rent	(7,293)	(5,567)
Deferred revenue	(456,376)	291,672
Net cash used in operating activities	(971,845)	(1,559,907)

Cash flows from investing activities:
Purchase of fixed assets	(20,296)	(2,677)
Redemption (purchase) of short-term investments	-	3,003,850
Repayment (issuance) of notes receivable and accrued interest	(1,169)	8,664
Net cash provided by (used in) investing activities	(21,465)	3,009,837

Cash flows from financing activities:
Net cash provided by financing activities	-	-

Net increase (decrease) in cash and cash equivalents	(993,310)	1,449,930

Cash and cash equivalents at beginning of year	5,357,596	2,397,828

Cash and cash equivalents at end of period	$4,364,286	$3,847,758

SNAP INTERACTIVE, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
 (Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Reconciliation of Subscription Revenue to Bookings
Subscription revenue	$3,427,891	$5,586,038
Change in deferred revenue	(456,376)	291,672
Bookings	$2,971,515	$5,877,710

	March 2013	February 2013	January 2013	December 2012	November 2012	October 2012

Subscription revenue	$1,104,791	$1,131,027	$1,192,073	$1,263,304	$1,294,304	$1,350,754
Change in deferred revenue	(96)	(171,390)	(284,890)	(284,291)	(273,362)	(235,907)
Bookings	$1,104,695	$959,637	$907,183	$979,013	$1,020,942	$1,114,847

	March 31,	March 31,
	2013	2012
Reconciliation of Cash and Cash Equivalents to Overall Liquidity
Cash and cash equivalents	$4,364,286	$3,847,758
Restricted cash	105,211	105,000
Investments	-	3,474,143
Overall liquidity	$4,469,497	$7,426,901

Non-GAAP Financial Measures

We have provided in this release non-GAAP financial information including bookings and overall liquidity to supplement the consolidated financial statements, which are prepared in accordance with GAAP. Management uses these non-GAAP financial measures internally in analyzing our financial results to assess operational performance and to determine our future capital requirements. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to certain key financial metrics we use in making operating decisions and because our investors use such information to help assess the health of our business.

Some limitations of bookings and overall liquidity as financial measures include that:

●	Bookings does not reflect that we defer and recognize revenue from subscription fees and micro-transactions over the length of the subscription term;
●
Other companies, including companies in our industry, may calculate bookings and overall liquidity differently or choose not to calculate bookings and overall liquidity at all, which reduces their usefulness as comparative measures; and

●	Overall liquidity does not reflect the Company’s ability to convert restricted cash and investments into cash and cash equivalents.

Because of these limitations, you should consider bookings and overall liquidity along with other financial performance measures, including total revenues, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, investments, net cash used in operating activities and our financial results presented in accordance with GAAP.